UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2009

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43460 Ridge Park Drive, Suite 140 Temecula, California		92590
(Address of Principal Executive Offices)		(Zip Code)

(951) 587-6201
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2009, we entered into a sublease (the “Sublease”) with Reliance Life Sciences, Inc. for approximately 5,670 square feet of office space located at 5 Caufield Place, Newtown, Pennsylvania to serve as our principal administrative headquarters.  We intend to continue to maintain our premises in Temecula, California and will gradually transition operations to our new administrative headquarters in Pennsylvania upon effectiveness of the Sublease.

The term of the Sublease will begin on the later of (i) January 1, 2010 or (ii) the date written consent of the landlord to the Sublease is obtained.  The Sublease term will expire April 30, 2013, unless earlier terminated in accordance with the Sublease.  In addition to base rent ($11,576.25 per month), we will be responsible for certain costs and charges specified in the Sublease, including taxes, utilities, insurance and maintenance costs.

The foregoing summary of the terms of the Sublease does not purport to be complete and is qualified in its entirety by reference to the Sublease, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

 (c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Sublease Agreement by and between the registrant and Reliance Life Sciences, Inc. for premises at 5 Caufield Place, Suite 102, Newton, PA 18940 dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

January 7, 2010	By:	/s/ Marc L. Rose
Name: Marc L. Rose
Title: Chief Financial Officer